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                                                        EXHIBIT 3.3

                             CERTIFICATE OF TRUST
                                      OF
                  NATIONWIDE FINANCIAL SERVICES CAPITAL TRUST

        THIS CERTIFICATE OF TRUST of Nationwide Financial Services Captial Trust (the "Trust"), dated December 18, 1996, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code Section 3801, et seq.).

        1. Name.  The name of the business trust being formed hereby is
           ----
Nationwide Financial Services Capital Trust.

        2. Delaware Trustee.  The name and business address of the Trustee
           ----------------
of the Trust with a principal place of business in the State of Delaware is the Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890-0001,
Attn: Corporate Trust Administration.

        3. Effective Date.  This Certificate of Trust shall be effective as of
           --------------
its filing.

        IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                                                WILMINGTON TRUST COMPANY
                                                  as Trustee


                                                By: /s/ Chris L. Kaiser
                                                ----------------------------
                                                   Name:  Chris L. Kaiser
                                                   Title: Vice President


                                                /s/ David A. Diamond
                                                ----------------------------
                                                    David A. Diamond, as
                                                      Trustee